EXHIBIT 10.1

LOCK-UP AND SUPPORT AGREEMENT

This Lock-Up and Support Agreement (together with the attachments hereto, the “Agreement”), dated as of July 1, 2015, is by and among Arch Coal, Inc., a Delaware corporation (“Arch Coal”), and each undersigned holder in its capacity as described in the attached signature page (each, a “Noteholder Party”, and collectively, the “Noteholder Parties”) of certain of Arch Coal’s 7.25% Senior Notes due 2020 (collectively, the “Existing Notes”) issued by Arch Coal under that certain Indenture dated as of August 9, 2010 (as subsequently amended and modified from time to time, the “Indenture”) by and among Arch Coal, certain subsidiaries of Arch Coal as guarantors, and U.S. Bank National Association, as trustee (the “Trustee”).  Arch Coal and the Noteholder Parties are referred to herein collectively as the “Parties.”

RECITALS

WHEREAS, the Parties have agreed on certain terms and conditions of an exchange offer for the Existing Notes (the “Recapitalization”) as set forth in the Offering Memorandum and Consent Solicitation Statement in the form attached hereto as Exhibit A (as it may be amended and supplemented from time to time in accordance with this Agreement and in any manner that is not adverse in any material respect to the Noteholder Parties, the “Offering Memorandum”; provided, however, that (A) the “Description of the New Term Loans and New Revolving Loans”, “Description of the Trust”, and “Description of the Trust Certificates” sections of the Offering Memorandum and (B) the monetary amounts set forth under “Consideration” and “Accrued and Unpaid Interest” in the “Summary of the Terms of the Exchange Offer and Consent Solicitation” section of the Offering Memorandum may only be amended and supplemented in accordance with this Agreement and in a manner that is not adverse in any respect to the Noteholder Parties, sections (A) through (B) being the “Specified Sections”);

WHEREAS, as part of the Recapitalization, each Noteholder Party’s Existing Notes (such Existing Notes, the “Subject Notes”) will be exchanged for the consideration set forth in the Offering Memorandum pursuant to an offer (the “Exchange Offer”) made pursuant to a private transaction in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, in connection with the Exchange Offer, Arch Coal will solicit consents (the “Consents”) from the holders of the Existing Notes to certain amendments (the “Amendment”) to the Indenture in a manner consistent with the terms set forth in the Offering Memorandum (the “Consent Solicitation”); and

WHEREAS, as part of the Recapitalization, the credit agreement dated as of June 14, 2011 by and among Arch Coal, the various subsidiaries of Arch Coal party thereto as guarantors, the various financial institutions party thereto as lenders, PNC Bank, National Association, as revolving administrative agent and Bank of America, N.A., as term loan administrative agent (as subsequently amended and modified from time to time, the “Credit Agreement”) will be amended in a manner consistent with the terms set forth in the Offering Memorandum (the “Credit Agreement Amendment”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:

Section 1.          Definitions.  Unless otherwise indicated, capitalized terms not defined herein shall have the meanings ascribed to such terms in the Offering Memorandum.

Section 2.          Representations and Warranties of Noteholder Parties.  Each Noteholder Party hereby represents and warrants, severally and not jointly in the case of each Noteholder Party, to Arch Coal that the following statements are true and correct as of the date hereof:

(a)           Such Noteholder Party has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by such Noteholder Party and the performance of its obligations hereunder have been duly authorized by all necessary action on the part of such Noteholder Party.  No other proceedings on the part of such Noteholder Party and no other votes or written consents or actions or proceedings by or on behalf of such Noteholder Party are necessary to authorize this Agreement or the performance of such Noteholder Party’s obligations hereunder.

(b)           This Agreement has been duly and validly executed and delivered by such Noteholder Party.  This Agreement constitutes the valid and binding obligation of such Noteholder Party, enforceable against such Noteholder Party in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)           The execution, delivery or performance of this Agreement by such Noteholder Party, and such Noteholder Party’s compliance with the provisions hereof, will not (with or without notice or lapse of time, or both): (i) conflict with or violate any provision of such Noteholder Party’s organizational or governing documents; (ii) conflict with or violate any law or order applicable to such Noteholder Party or the Subject Notes; (iii) require any consent or approval under, violate, conflict with, result in any breach of, or constitute a or default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of any contract, agreement, arrangement or understanding that is binding on such Noteholder Party or any of its properties or assets; or (iv) result in the creation of any lien or encumbrance upon any of the Subject Notes.

(d)           Such Noteholder Party is (or is acting in its capacity as discretionary investment manager with authority to bind) the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the aggregate principal amount of the Subject Notes set forth on such Noteholder Party’s signature page hereto.

(e)           Such Noteholder Party beneficially owns the Subject Notes held by such Noteholder Party free and clear of any liens, charges, claims, encumbrances, participations, security interests and similar restrictions and any other restrictions that could adversely affect the ability of such Noteholder Party to perform its obligations hereunder, and upon the consummation of the Exchange Offer, Arch Coal will acquire good and unencumbered title to such Subject Notes.

Section 3.          Representations and Warranties of Arch Coal.  Arch Coal hereby represents and warrants to the Noteholder Parties that the following statements are true and correct as of the date hereof:

(a)           Arch Coal has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by Arch Coal and the performance of its obligations hereunder have been duly authorized by all necessary action on the part of Arch Coal.  No other proceedings on the part of Arch Coal and no other votes or written consents or actions or proceedings by or on behalf of Arch Coal are necessary to authorize this Agreement or the performance of its obligations hereunder.

(b)           This Agreement has been duly and validly executed and delivered by Arch Coal.  This Agreement constitutes the valid and binding obligation of Arch Coal, enforceable against Arch Coal in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)           The execution, delivery or performance of this Agreement by Arch Coal, and Arch Coal’s compliance with the provisions hereof, will not (with or without notice or lapse of time, or both): (i) conflict with or violate any provision of the organizational or governing documents of Arch Coal or any of its subsidiaries; (ii) conflict with or violate any law or order applicable to Arch Coal or any of its subsidiaries; (iii) assuming that the Amendment and the Credit Agreement Amendment are effectuated, require any consent or approval under, violate, conflict with, result in any breach of, or constitute a or default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of any contract, agreement, arrangement or understanding that is binding on Arch Coal or any of its subsidiaries or on any of their respective properties or assets (including, without limitation, the Credit Agreement and any of the other indentures or agreements under which Arch Coal or any of its subsidiaries has issued debt securities or has outstanding indebtedness (the “Debt Documents”)).

(d)           Neither Arch Coal, nor any of its subsidiaries, is a party to any contract or agreement with any other person (other than its financial advisors and representatives) with respect to the Exchange Offer or the acquisition, repurchase or exchange of the Existing Notes, other than with respect to this Agreement and the transactions contemplated hereby.

(e)           Arch Coal has filed or furnished, as applicable, all forms, filings, registrations, submissions, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act (collectively, “SEC Filings”), since December 31, 2012 (the SEC Filings since December 31, 2012 and through the date hereof, including any amendments thereto, the “Company Reports”).  As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), each of the Company Reports, as amended, complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, and any rules and regulations promulgated thereunder applicable to the Company Reports.  As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.  Neither Arch Coal nor any of its subsidiaries is in material breach of, or default under, any Debt Document, and there exists no event of default or circumstance that would, with the passage of time or the giving of notice or both, result in a default or event of default, under any Debt Document.

(f)            The consolidated financial statements of Arch Coal contained in the Company Reports were prepared (i) in accordance with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required under the rules of the SEC to be in compliance with GAAP) and (ii) in compliance, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and in each case such consolidated financial statements fairly presented, in all material respects, the consolidated financial position, results of operations, changes in stockholder’s equity and cash flows of Arch Coal and its consolidated subsidiaries as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited statements, to normal year-end adjustments).

Section 4.          Covenants.

(a)           Arch Coal agrees that (i) it will commence the Exchange Offer and Consent Solicitation within four Business Days of the date of this Agreement, in accordance with the terms set forth in the Offering Memorandum provided that holders of not less than 50.1% in aggregate principal amount of the Existing Notes have executed this Agreement and (ii) it will provide outside counsel to the Noteholder Parties with an opportunity to review and comment on drafts of all proposed definitive documentation relating to the Exchange Offer and Consent Solicitation, including all documentation necessary or desirable to effectuate the transactions contemplated by the Offering Memorandum (other than documentation related to the 1.5 Lien Notes).

(b)           Arch Coal’s obligations to complete the Exchange Offer and Consent Solicitation are subject to the satisfaction of the following conditions: (i) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority that prohibits the consummation of the Exchange Offer or the Consent Solicitation on, or consistent with, the terms and conditions of this Agreement shall have occurred and remain in effect; (ii) holders of the Existing Notes must have tendered and delivered, as applicable, Existing Notes and Consents in the Exchange Offer and Consent Solicitation, respectively, representing not less than 50.1% of the aggregate outstanding principal amount of the Existing Notes; (iii) the Amendment having been executed and being effective concurrently therewith; and (iv) the Credit Agreement Amendment having been executed and being effective concurrently therewith.

(c)           Arch Coal agrees that it will not (i) add any conditions to the Exchange Offer other than as set forth in the Offering Memorandum attached hereto, (ii) waive the condition set forth in Section 4(b)(ii) or (iii) amend any of the terms or conditions of the Exchange Offer, the forms of Amendment or Credit Agreement Amendment or the other documentation relating to the Exchange Offer and Consent Solicitation (other than documentation related to the 1.5 Lien Notes) in a manner that is inconsistent with the Offering Memorandum and is adverse in any material respect to the Noteholder Parties; provided, however, that the Specified Sections may not be amended in a manner that is inconsistent with the Offering Memorandum and is adverse in any respect to the Noteholder Parties, in each case of (i), (ii) and (iii), without the prior written consent of holders of not less than 50.1% in aggregate principal amount of the Existing Notes.

(d)           Arch Coal agrees that it shall withdraw the Exchange Offer and Consent Solicitation in the event that on any day while the Exchange Offer and Consent Solicitation is outstanding, any of the conditions to consummation would no longer be able to be satisfied (and not susceptible to cure or redress using commercially reasonable efforts) or waived in accordance with this Agreement and the Offering Memorandum, in each case, except where such event is a result of the failure of a Noteholder Party to fulfil its obligations under this Agreement and the Offering Memorandum.

(e)           Arch Coal agrees that to the extent the transactions contemplated by this Agreement and the Offering Memorandum, including the consummation of the Exchange Offer and Consent Solicitation, entry into the Credit Agreement Amendment and the issuance of the Trust Certificates and 1.5 Lien Notes create any original issue discount (“OID”) under applicable tax codes, Arch Coal will not assert or support any assertion that any such OID up to the aggregate principal amount of the New Loans and any applicable Prepayment Premium shall be treated as disallowed unmatured interest under section 502(b)(2) of title 11 of the United States Code (the “Bankruptcy Code”) in connection with any bankruptcy or insolvency proceeding by or with respect to Arch Coal and/or its subsidiaries.

(f)            Assuming the accuracy of the representations and warranties set forth in the Offering Memorandum by the tendering holders of the Existing Notes, Arch Coal covenants that the Trust Certificates and the 1.5 Lien Notes will (i) qualify for and be issued pursuant to and in compliance with an applicable exemption from registration under the Securities Act and (ii) be issued and granted in compliance with all applicable state securities laws and other applicable laws.

(g)           For a period beginning on the Final Settlement Date and ending on the one year anniversary thereof, Arch Coal agrees that if it, or its subsidiaries, affiliates, representatives or the Trust, acquires, repurchases, retires or redeems other Existing Notes for consideration with a higher fair market value than the Total Consideration (such incrementally higher consideration being the “MFN Consideration”), Arch Coal shall promptly issue the MFN Consideration to each Noteholder Party.

Section 5.          Agreement to Exchange Subject Notes and Deliver Consents.  As long as this Agreement has not been terminated and subject to Arch Coal’s performance of its obligations under this Agreement, each Noteholder Party agrees that it will tender to Arch Coal all of its Subject Notes in an amount sufficient to result in the issuance of at least $100,000 principal amount of Trust Certificates and deliver its Consents pursuant to the terms and conditions of the Exchange Offer and the Consent Solicitation, respectively, and each such Noteholder Party shall not withdraw any Subject Notes so tendered or Consents so delivered.  For the avoidance of doubt, nothing in this Agreement requires any of the Noteholder Parties to indemnify the Trustee or any other Person in any manner whatsoever.

Section 6.          Restrictions on Subject Notes.  During the term of this Agreement, each Noteholder Party agrees that it will not, without the prior written consent of Arch Coal, other than pursuant to the terms hereof, directly or indirectly, by operation of law or otherwise, sell, transfer, pledge, deposit, hypothecate, assign or otherwise dispose of (including by gift) or encumber, or enter into any contract, agreement, arrangement or understanding with respect to the sale, transfer, conversion, pledge, deposit, hypothecation, assignment or other disposition or encumbrance of, any Subject Notes held by such party to any person or entity (each, a “Transfer”); provided, however, that such Noteholder Party may Transfer Subject Notes (a) if the transferee is a party to this Agreement or (b) if the transferee is not a party to this Agreement prior to or upon the effectiveness of the Transfer, such transferee delivers to Arch Coal, at or prior to the time of the proposed Transfer, an executed copy of a transfer agreement in the form attached as Exhibit B pursuant to which the transferee shall assume all obligations of the transferor hereunder in respect of the Subject Notes being transferred and any other Existing Notes owned by the transferee.  Any Transfer that does not comply with the foregoing shall be deemed void ab initio.  This Agreement shall in no way be construed to preclude any holder of Subject Notes from acquiring additional Existing Notes or any other interests in Arch Coal; provided, that any such additional Existing Notes shall, upon acquisition, automatically become Subject Notes subject to all the terms of this Agreement.  Any purported Transfer of the Subject Notes in violation of this Section 5 will be null and void ab initio.  Each Party to this Agreement agrees not to (i) take any action or omit to take any action that would prohibit, prevent or preclude such Party from performing its obligations under this Agreement or that would make any representation or warranty contained herein untrue in any respect; or (ii) take any action that would materially delay or adversely affect such Party’s ability to perform its obligations hereunder.

Section 7.          Noteholder Capacity.  Each Noteholder Party is entering into this Agreement either in its capacity as a beneficial owner of the Subject Notes or in its capacity as discretionary investment manager with authority to bind a beneficial owner of the Subject Notes.  Such Noteholder Party acknowledges that it is a sophisticated party with respect to its Subject Notes and has adequate information concerning the business and financial condition of Arch Coal, to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon Arch Coal and based on such information as such Noteholder Party has deemed appropriate, made its own analysis and decision to enter into this Agreement.  Such Noteholder Party acknowledges that Arch Coal has not made and is not making any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

Section 8.          Good Faith Negotiation of Documents; Mutual Assurances.

(a)           Each of the Parties hereby covenants and agrees to negotiate in good faith, and, with respect to Arch Coal, execute, the definitive documents relating to this Agreement and the Exchange Offer, including all documentation necessary or desirable to effectuate the transactions contemplated by the Offering Memorandum (other than documentation related to the 1.5 Lien Notes), on terms consistent with this Agreement and Offering Memorandum except for any changes not adverse in any material respect to the Noteholder Parties; provided, however, that, any changes with respect to the Specified Sections may not be adverse in any respect to the Noteholder Parties.

(b)           Each of the Parties hereby further covenants and agrees to use their reasonable best efforts, as expeditiously as possible and during the term of this Agreement, to perform their respective obligations under this Agreement and take such actions as may be reasonably necessary under this Agreement to consummate the Exchange Offer and the Consent Solicitation.

(c)           Each of the Parties agrees that, for the purpose of this Agreement, any amendment to the Offering Memorandum only describing any intentions or actions with respect to notes issued by Arch Coal or any of its subsidiaries other than the Existing Notes, and not modifying the provisions of the Offering Memorandum that address the New Term Loans, the New Revolving Loans, the Existing Notes, the Trust, the Security Documents, the Intercreditor Agreements (as it relates to the New Term Loans or the New Revolving Loans) or the Trust Certificates is not adverse to the Noteholder Parties.

Section 9.          Termination.

(a)           This Agreement will

(i)            automatically terminate upon the earlier of (A) the mutual written consent of the Parties; (B) the valid termination of the Exchange Offer and Consent Solicitation; (C) the consummation of the Exchange Offer and Consent Solicitation; (D) sixty (60) calendar days following the date hereof, unless extended by mutual written agreement of the Parties or (E) the filing by Arch Coal or any of its subsidiaries of a bankruptcy petition under the Bankruptcy Code, the filing of an involuntary bankruptcy petition under the Bankruptcy Code with respect to Arch Coal or any of its subsidiaries or the appointment of a receiver, trustee, custodian, conservator or similar official for Arch Coal or any of its material subsidiaries or their material properties;

(ii)           terminate as to any Noteholder Party at the sole discretion of such Noteholder Party, upon notice delivered to Arch Coal, (A) if the Exchange Offer and Consent Solicitation has not commenced within four Business Days of the date of this Agreement; (B) upon the material breach of any covenant of Arch Coal contained herein or if any representation or warranty of Arch Coal shall have been or becomes materially untrue (each, a “Terminating Company Breach”) and, if such Terminating Company Breach is capable of being cured, such Terminating Company Breach has not been cured within three (3) Business Days following notice of such breach to Arch Coal; (C) if any terms or conditions of the Trust Certificates, the Exchange Offer, the Consent Solicitation, the Amendment or the Credit Agreement Amendment are not consistent in all respects with the Offering Memorandum except for any changes not adverse in any material respect to the Noteholder Parties, or specifically with respect to the Specified Sections, not adverse in any respect to the Noteholder Parties; (D) upon the occurrence of a material default or event of default under the Existing Notes, the Credit Agreement or any other debt securities of Arch Coal or its subsidiaries; and

(iii)          terminate, at the sole discretion of Arch Coal, upon a material breach of any covenant by one or more Noteholder Parties contained herein or if any representation or warranty of one or more Noteholder Parties shall have been or becomes materially untrue, in each case such that the non-breaching Noteholder Parties do not hold at least 50.1% in aggregate principal amount of the Existing Notes (each, a “Terminating Noteholder Party Breach”), and, if such Terminating Noteholder Party Breach is capable of being cured, such Terminating Noteholder Party Breach has not been cured within three (3) Business Days following notice of such breach to each Noteholder Party.

(b)           This Agreement will further automatically terminate as to any Noteholder Party upon the Transfer of all of such Noteholder Party’s Subject Notes pursuant to and in accordance with Section 6 hereof.  No termination of this Agreement shall relieve or otherwise limit any Party of liability for any breach of this Agreement occurring prior to such termination.  This Section 9 and Section 13 shall survive termination of this Agreement, and Section 4(e), Section 4(f),  Section 4(g) and Section 8(a) shall survive termination of this Agreement if the Exchange Offer is consummated.  Notwithstanding anything to the contrary set forth herein or in those certain Confidentiality and Non-Disclosure Agreements entered into between Arch Coal, on the one hand, and each of the Noteholder Parties, on the other hand (the “Non-Disclosure Agreements”), Arch Coal agrees that, upon its public announcement of termination of this Agreement (including with respect to only one Party other than a termination pursuant to this Section 9(b)), it shall file a Cleansing Document (as such term is defined in the Non-Disclosure Agreements) in accordance with Section 12 of each Non-Disclosure Agreement, and Section 12 of each Non-Disclosure Agreement shall apply with respect to such Cleansing Document.

Section 10.        Agreements Coupled with an Interest.  The agreements contained herein relating to tendering and delivery of consents are coupled with an interest and, except as expressly contemplated herein, may not be revoked during the term of this Agreement.

Section 11.        Waivers and Amendments.  This Agreement may be amended, modified, altered or supplemented only by a written instrument executed by all of the Parties.  Any failure of a Party to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver.  No delay on the part of any Party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof; nor will any waiver on the part of any party to this Agreement of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege under this Agreement, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

Section 12.        Certain Disclosures.

(a)           The Noteholder Parties hereby permit and authorize Arch Coal to publish and disclose the Noteholder Parties’ aggregate ownership of the Existing Notes collectively and the nature of the Noteholder Parties’ and Arch Coal’s commitments, arrangements and understandings pursuant to this Agreement in any press release or any other disclosure document in connection with the Exchange Offer, provided, however, that, except as required by law or any rule or regulation of any securities exchange or any governmental agency, Arch Coal shall not, without the applicable Noteholder Party’s prior consent, (i) use the name of any Noteholder Party or its controlled affiliates, officers, directors, managers, stockholders, members, employees, partners, representatives and agents in any press release or filing with the SEC, or (ii) disclose the specific holdings of the Existing Notes of any Noteholder Party to any person if such Noteholder Party is named in such disclosure (it being understood that in no event will Arch Coal make any filings with the SEC that include such names or holdings).

(b)           Notwithstanding anything to the contrary set forth herein or in the Non-Disclosure Agreements, Arch Coal hereby permits and authorizes each Noteholder Party to disclose the existence of this Agreement, together with any Confidential Information (as defined in the Non-Disclosure Agreements) related to this Agreement and the transactions contemplated hereby and thereby, to any bona fide potential purchaser of Existing Notes held by such Noteholder Party after such bona fide potential purchaser executes a confidentiality and non-disclosure agreement for the benefit of Arch Coal containing, in all material respects, terms at least as protective as and in the terms set forth in the Non-Disclosure Agreements.

Section 13.        Miscellaneous.

(a)           Notices.  Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement will be in writing and will be deemed to have been duly given (i) when delivered or sent if delivered in Person by courier service or messenger or sent by email or (ii) on the next Business Day if transmitted by international overnight courier, in each case as follows:

If to Arch Coal, addressed to it at:

Arch Coal, Inc.

One CityPlace Drive, Suite 300

St. Louis, Missouri 63141

Attention:                           John Drexler (jdrexler@archcoal.com)

Jon S. Ploetz (jploetz@archcoal.com)

with a copy to (for information purposes only):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York  10017

Attention:                           Marshall S. Huebner (marshall.huebner@davispolk.com)

Michael Kaplan (michael.kaplan@davispolk.com)

If to a Noteholder Party, addressed to it at the address set forth on such Noteholder Party’s signature page attached hereto.

with a copy to (for informational purposes only):

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York  10036

Attention:                           Ira Dizengoff (idizengoff@akingump.com)

Daniel Fisher (dfisher@akingump.com)

(b)           Governing Law.  This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(c)           Venue.  By execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees that any legal action, suit, or proceeding with respect to any matter under or arising out of or in connection with this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought in a court of competent jurisdiction located in the City of New York.  Each Party irrevocably waives any objection it may have to the venue of any action, suit, or proceeding brought in such court or to the convenience of the forum.

(d)           Personal Jurisdiction.  By execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally submits to the personal jurisdiction of a court of competent jurisdiction located in the City of New York for purposes of any action, suit or proceeding arising out of or relating to this Agreement.

(e)           Waiver of Jury Trial.  Each Party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby.  Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce either of such waivers, (ii) it understands and has considered the implications of such waivers, (iii) it makes such waivers voluntarily, and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 13(e).

(f)            Specific Performance.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of appropriate jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(g)           Severability.  If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(h)           Assignment.  Subject to Section 6 hereunder, this Agreement will not be assigned by any Party by operation of law or otherwise without the prior written consent of the other Parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective permitted successors and assigns; provided that notwithstanding anything else set forth in this Agreement, Sections 4(e) and 4(f) shall be automatically assigned to transferees (and subsequent transferees) of Trust Certificates, in addition to being for the benefit of the Noteholder Parties.

(i)            No Third-Party Beneficiaries.  Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary of this Agreement.

(j)            Prior Agreements.  Except with respect to the Non-Disclosure Agreements, which are in effect on the date hereof, this Agreement supersedes all prior negotiations and agreements among the Parties with respect to the matters set forth herein.

(k)           Counterparts.  This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

(l)            Remedies Cumulative.  Except as otherwise provided in this Agreement, any and all remedies in this Agreement expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(m)          No Admissions and Reservation of Rights.  Nothing herein shall be deemed an admission of any kind.  The Parties acknowledge and agree that this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding, other than a proceeding to enforce the terms of this Agreement.  Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any rights, remedies and interests of the Parties.  Without limiting the foregoing sentence in any way, if the Exchange Offer is not consummated, or if this Agreement is terminated for any reason, each of the Parties fully reserves any and all of its rights, remedies, and interests.

(n)           Headings.  The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(o)           Obligations Several.  Notwithstanding that this Agreement is being executed by multiple Noteholder Parties, the obligations of the Noteholder Parties under this Agreement are several and not joint. No Noteholder Party shall be responsible in any way for the performance of the obligations of any other Noteholder Party under this Agreement, and nothing contained herein, and no action taken by any Noteholder Party pursuant hereto shall be deemed to constitute the Noteholder Parties as a partnership, an association or joint venture of any kind, or create a presumption that the Noteholder Parties are in any way acting other than in their individual capacities.  None of the Noteholder Parties shall have any fiduciary duty or other duties or responsibilities in any kind or form to each other, Arch Coal or any of Arch Coal’s other lenders, noteholders or stakeholders as a result of this Agreement or the transactions contemplated hereby.  Each Noteholder Party acknowledges that no other Noteholder Party will be acting as agent of such Noteholder Parties in connection with monitoring such Noteholder Party’s investment or enforcing its rights under this Agreement or the other transaction documents to be entered into in connection with the consummation of the Exchange Offer and Consent Solicitation.

(p)           Acknowledgement.  This Agreement is not and shall not be deemed to be a solicitation for the Exchange Offer or Consent Solicitation.

(q)           Interpretation.  This Agreement is the product of negotiations among the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

(r)            Effectiveness.  This Agreement shall become immediately effective and binding as to each Party on the date when counterpart signature pages to this Agreement have been executed and delivered by Arch Coal and each such Party.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

ARCH COAL, INC.

By:
Name:
Title:

[Signature Page to Lock-Up and Support Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

NOTEHOLDER PARTY Name of Institution:

By:
Name:
Title:

Address:

AGGREGATE PRINCIPAL AMOUNT OF EXISTING NOTES BENEFICIALLY OWNED:

$

[Signature Page to Lock-Up and Support Agreement]

EXHIBIT A

OFFERING MEMORANDUM

[Attached.]

EXHIBIT B

FORM OF TRANSFER AGREEMENT

The undersigned (“Transferee”) hereby acknowledges that it has read and understands that certain Lock-Up and Support Agreement, dated as of July 1, 2015, (as it may be amended in accordance with its terms, the “Agreement”), by and among Arch Coal, Inc., [Transferor’s Name] (“Transferor”) and the other Noteholder Parties (as defined therein) party thereto, and, in accordance with Section 6 of the Agreement, agrees to be bound by the terms and conditions of the Agreement and shall be deemed a “Noteholder Party” under the terms of the Agreement pursuant to the terms and conditions thereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Transfer Agreement as of the date first set forth above.

NOTEHOLDER PARTY Name of Institution:

By:
Name:
Title:

Address:

AGGREGATE PRINCIPAL AMOUNT OF EXISTING NOTES BENEFICIALLY OWNED:

$

[Signature Page to Transfer Agreement]